Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-270910, 333-264718, 333-255614, 333-237933, 333-231331, 333-223622, 333-216590, and 333-210456) of Corvus Pharmaceuticals, Inc. of our report dated March 19, 2024, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

March 19, 2024